Exhibit (a)(1)(iv)

Notice of Guaranteed Delivery

for Tender of Shares of Class A and Class B Common Stock

of

PLAYBOY ENTERPRISES, INC.

pursuant to the Offer to Purchase of

ICON MERGER SUB, INC.

a wholly owned direct subsidiary of

ICON ACQUISITION HOLDINGS, L.P.

(Not to be used for Signature Guarantees)

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of the Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share (collectively, the “Shares”), of Playboy Enterprises, Inc. (“Playboy”), that are issued and outstanding are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile or mailed to the Depositary at the addresses and facsimile number set forth below. See The Offer—Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	By facsimile transmission:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Attention: Reorganization Department Facsimile: 718-234-5001 To confirm: 1-877-248-6417	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Icon Merger Sub, Inc., a Delaware corporation (“Sub”) and a wholly owned direct subsidiary of Icon Acquisition Holdings, L.P., a Delaware limited partnership (“Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 24, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase including any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in The Offer—Section 3 of the Offer to Purchase.

Number of Class A Shares:

Certificates No(s). (if available):

Number of Class B Shares:

Certificates No(s). (if available):

Check box if Share(s) will be tendered by Book-Entry Transfer: ☐

The Depository Trust Company Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Telephone Number(s):

Signature(s):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

Area Code and Telephone Number:

(Authorized Signature)

Name:
(Please Type or Print)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.